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As filed with the Securities and Exchange Commission on November 22, 2017

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOOT BARN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	90-0776290 (I.R.S. Employer Identification No.)

15345 Barranca Parkway
Irvine, California 92618
(949) 453-4400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James G. Conroy
Boot Barn Holdings, Inc.
President and Chief Executive Officer
15345 Barranca Parkway
Irvine, California 92618
(949) 453-4400
(816) 701-4739 fax
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard A. Kenny
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000
(212) 309-6001 fax

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of "large accelerated filer", "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee

Common stock, par value $0.0001 per share	—	—	—	—

Preferred Stock, par value $0.0001 per share	—	—	—	—

Warrants	—	—	—	—

Senior or Subordinated Debt Securities(3)	—	—	—	—

Guarantees of Debt Securities (4)	—	—	—	—

Depository Shares	—	—	—	—

Total	—	—	$300,000,000	$37,350 (5)(6)

(1)
There are being registered pursuant to this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate amount of warrants and such indeterminate amount of depository shares as may be offered from time to time pursuant to the prospectus contained in the registration statement with an aggregate initial offering price not to exceed $300,000,000 or the equivalent thereof in foreign currencies. The securities registered hereunder may be sold by the issuer separately, together or as units with other securities registered hereunder. The securities to be sold by selling stockholders will be shares of common stock only. There are also being registered hereunder contracts that may be issued by the registrants under which the counterparty may be required to purchase or sell the other securities registered hereunder. These contracts would be issued together with securities registered hereunder. There are also being registered hereunder an indeterminate amount or number of the securities as may be issuable upon conversion or exchange of debt securities, preferred stock or warrants or pursuant to anti-dilution provisions thereof. If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)
Pursuant to Rule 457(o) and Form S-3 General Instruction II.D., which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount of any particular security to be registered.

(3)
The debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants named below under "Table of Additional Registrants."

(4)
The guarantees of debt securities may be issued by one or more of the registrants named below under "Table of Additional Registrants" and may be issued without consideration. Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.

(5)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(6)
Pursuant to Rule 457(p), the registration fee will be offset by the amount of $22,776.57, paid by the registrant as the registration fee in respect of the registrant's Form S-1 Registration Statement (Registration No. 333-205971) filed July 31, 2015 and withdrawn November 20, 2015.

             EACH OF THE REGISTRANTS HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Baskins Acquisition Holdings, LLC	Delaware	27-0305335
Boot Barn, Inc.	Delaware	26-1081729
RCC Western Stores, Inc.	South Dakota	46-0402300
Sheplers Holding Corporation	Delaware	26-0406901
Sheplers, Inc.	Kansas	26-0604311

*
Boot Barn, Inc. is a subsidiary of Boot Barn Holdings, Inc. Baskins Acquisition Holdings, LLC, RCC Western Stores, Inc. and Sheplers Holding Corporation are subsidiaries of Boot Barn, Inc. The address including zip code, and telephone number, including area code, of Boot Barn, Inc., Baskin Acquistion Holdings, LLC and RCC Western Stores, Inc. is 15345 Barranca Parkway Irvine, California 92618, (949) 453-4400. Sheplers, Inc. is a subsidiary of Sheplers Holding Corporation. The address including zip code, and telephone number, including area code, of Sheplers Holding Corporation and Sheplers, Inc. is 6501 West Kellogg Drive, Wichita, Kansas 67209, (316) 946-3786.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated: November 22, 2017

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Depository Shares

Boot Barn Holdings, Inc.

15345 Barranca Parkway
Irvine, California 92618
(949) 453-4400

        We may offer from time to time:

  •
  Shares of our common stock;

  •
  Shares of our preferred stock;

  •
  Warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  Debt securities which may or may not be guaranteed by one or more of our subsidiaries, Baskins Acquisition Holdings, LLC, Boot Barn, Inc., RCC Western Stores, Inc., Sheplers Holding Corporation and Sheplers, Inc.;

  •
  Depository shares representing fractional shares of a particular series of preferred stock; and

  •
  Any combination of these securities.

        Selling stockholders may also offer shares of our common stock from time to time in connection with this offering. The securities we and/or selling stockholders offer will have an aggregate public offering price of up to $300 million. We will provide specific terms of any offering, including the price to the public of the securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

        We and/or selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution". We and/or selling stockholders, as applicable, reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds, and the net proceeds of any selling stockholders, if applicable, from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering, including the names of any selling stockholders, if applicable.

        Our common stock is listed on the New York Stock Exchange under the symbol "BOOT".

INVESTING IN OUR SECURITIES INVOLVES RISKS.

SEE "RISK FACTORS" ON PAGE 4.

        We are an "emerging growth company" as defined in Section 2(a) of the Securities Act of 1933, as amended (the "Securities Act") and are subject to reduced public company reporting requirements.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                        , 2017

i

        In this prospectus, "Boot Barn" refers to Boot Barn Holdings, Inc.

        In this prospectus, "we," "us," and "our" refer to Boot Barn Holdings, Inc. and its subsidiaries.

        In this prospectus, references to "common stock," "preferred stock", "debt securities" and "warrants" are to the common stock and preferred stock of Boot Barn, and warrants or debt securities issued by Boot Barn.

        You should rely only on information contained or incorporated by reference in this prospectus. Neither we nor selling stockholders have authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

About This Prospectus

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities described in the registration statement in one or more offerings, and the selling stockholders may from time to time offer and sell shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the securities we and/or selling stockholders may offer. Each time securities are offered, we or the selling stockholders, if applicable, will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled "Incorporation of Certain Documents by Reference."

        We and/or selling stockholders may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents and the selling stockholders reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we or the selling stockholders will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

        References to our "Form 10-K" refer to our Annual Report on Form 10-K for the fiscal year ended April 1, 2017, filed on June 7, 2017, and references to our "Second Quarter Form 10-Q" refer to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed on November 6, 2017.

Special Note Regarding Forward-Looking Statements

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act

of 1939; as amended (the "Exchange Act"). All statements other than statements of historical or current fact included in this annual report are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to, by way of example and without limitation, our financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "believe", "may", "might", "will", "could", "should", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. For example, all statements we make relating to our estimated and projected earnings, revenues, costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. We believe the risks attending any forward-looking statements include, but are not limited to, those described under "Risk Factors" and include, among other things:

  •
  risks related to levels of consumer spending and economic conditions;

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  risks related to our ability to maintain and enhance a strong brand image and compete effectively;

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  risks related to conditions in the foreign countries in which our products are manufactured and other risks of international trade;

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  risks related to our growth, including opening new stores in new and existing geographic markets;

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  risks related to our distribution model;

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  risks related to our dependence on third party suppliers;

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  risks related to our exclusive product offerings;

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  risks related to retention of our key executive management and other talent required for our business, as well as costs related to wage and benefits;

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  risks related to our indebtedness;

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  risks related to our management information systems;

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  risks relating to our e-commerce business;

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  risks relating to the seasonality of our business;

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  risks relating to celebrity endorsements of our products;

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  risks related to intellectual property; and

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  litigation costs and the outcomes of litigation.

        We derive many of our forward-looking statements from our current operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. For these reasons, we caution readers not to place undue reliance on these forward-looking statements.

SUMMARY

        This summary highlights selected information contained in or incorporated by reference into this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in "Where You Can Find More Information" and "Incorporation of Documents by Reference."

 Our Company

        We believe that Boot Barn is the largest lifestyle retail chain devoted to western and work-related footwear, apparel and accessories in the United States. As of November 19, 2017, we operated 225 stores in 31 states, as well as an e-commerce channel, consisting of www.bootbarn.com, www.sheplers.com and www.countryoutfitter.com. Our product offering is anchored by an extensive selection of western and work boots and is complemented by a wide assortment of coordinating apparel and accessories. Our stores feature a comprehensive assortment of brands and styles, coupled with attentive, knowledgeable store associates. Many of the items that we offer are basics or necessities for our customers' daily lives and typically represent enduring styles that are not meaningfully impacted by changing fashion trends.

        We strive to offer an authentic, one-stop shopping experience that fulfills the everyday lifestyle needs of our customers, and as a result, many of our customers make purchases in both the western and work wear sections of our stores. We target a broad and growing demographic, ranging from passionate western and country enthusiasts, to workers seeking dependable, high-quality footwear and apparel. Our broad geographic footprint, which comprises approximately three times as many stores as our nearest direct competitor that sells primarily western and work wear, provides us with significant economies of scale, enhanced supplier relationships, the ability to recruit and retain high-quality store associates and the ability to reinvest in our business at levels that we believe exceed those of our competition.

        Boot Barn was founded in 1978 and, over the past 39 years, has grown both organically and through successful strategic acquisitions of competing chains. We have rebranded and remerchandised the acquired chains under the Boot Barn banner. We believe that our business model and scale provide us with competitive advantages that have contributed to our consistent and strong financial performance, generating sufficient cash flow to support national growth.

Executive Offices

        Our executive offices are located at 15345 Barranca Parkway, Irvine, California. Our telephone number is (949) 453-4400. Our website is located at www.bootbarn.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Risk Factors

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under "Risk Factors" in our Form 10-K and Second Quarter Form 10-Q, and any updates to those risk factors or new risk factors contained in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference herein, and any risk factors contained in any prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any prospectus supplement, including our consolidated financial statements and related notes, before deciding whether to purchase shares of our common stock. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment.

Ratio of Earnings to Fixed Charges

        If we offer debt securities and/or preferred stock securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preferred dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

Use of Proceeds

        We intend to use the net proceeds from any sale of securities by us for working capital, store growth and other general corporate purposes. In the case of a sale of common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

General Description of Securities That We May Sell

        We may offer and sell, at any time and from time to time:

  •
  Shares of our common stock, par value $0.0001 per share;

  •
  Shares of our preferred stock, par value $0.0001 per share;

  •
  Warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  Our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities and which may be guaranteed by one or more of the subsidiaries identified in this prospectus, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  Depository shares representing fractional shares of a particular series of preferred stock; or

  •
  Any combination of these securities.

        Selling stockholders may also offer shares of our common stock from time to time in connection with this offering. The terms of any securities offered will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Capital Stock

        The following description of our capital stock is not complete and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

Authorized and Outstanding Shares

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

        As of November 20, 2017, there were 26,667,221 shares of our common stock outstanding, which were held by 25 stockholders of record and no shares of preferred stock outstanding.

Common Stock

        Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting rights, which means that the holders of a majority of our shares of common stock can elect all of the directors then standing for election.

        Holders of shares of our common stock are entitled to receive pro rata dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any series of preferred stock that we may designate in the future.

        Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

        Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of the holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of any series of preferred stock that we may designate in the future.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more series (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. We will describe the particular terms of any series of preferred stock offered pursuant hereto in the applicable prospectus supplement.

        Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

  •
  the designation of the series;

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  the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding;

  •
  the voting rights, if any, of the holders of the series;

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  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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  the dates at which dividends, if any, will be payable;

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  the rights of priority and amounts payable, if any, on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

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  the redemption rights and price or prices, if any, for shares of the series;

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  the terms of any purchase, retirement or sinking fund, if any, provided for shares of the series;

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  the terms, if any, upon which the shares of the series will be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether issued by our company or by any other entity;

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  restrictions, if any, upon issuance of indebtedness of our company so long as any shares of the series are outstanding; and

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  restrictions, if any, on the issuance of shares of the same series or of any other class or series.

        The issuance of preferred stock may adversely affect the rights of holders of our common stock by, among other things:

  •
  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

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  impairing the liquidation rights of the common stock; or

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  discouraging, delaying or preventing a change in control of our company without further action by the stockholders.

        As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock. We have no present plans to issue any shares of preferred stock.

Authorized but unissued capital stock

        The Delaware General Corporation Law ("DGCL") does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which will apply so long as the Common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Anti-takeover effects of our amended and restated certificate of incorporation and amended and restated bylaws and provisions of Delaware law

  Undesignated preferred stock

        As discussed above, the ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us or otherwise effect a change in control of us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Such provisions may also impede or discourage transactions that some, or a majority, of our stockholders might believe to be in their best interests, or in which our stockholders might receive a premium for their shares of common stock over the market price for such shares.

  Requirements for advance notification of stockholder meetings, nominations and proposals; board vacancies

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

  Amendments to our amended and restated certificate of incorporation and amended and restated bylaws

        The DGCL provides that, unless a corporation's certificate of incorporation provides otherwise, the affirmative vote of holders of shares constituting a majority of the votes of all shares entitled to vote may approve amendments to the certificate of incorporation. Our amended and restated certificate of incorporation does not provide for any different approval requirement.

        Our amended and restated certificate of incorporation authorizes our board of directors to adopt, amend, add to, modify or repeal our amended and restated bylaws without stockholder approval.

  Limitations on stockholder action by written consent

        Our amended and restated bylaws prohibits the taking of any action of our stockholders by written consent without a meeting, unless that action is taken with regard to a matter that has been approved by our board of directors or requires the approval only of certain classes or series of our stock. This may lengthen the amount of time required to take stockholder action.

  Exclusive venue

        Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws and (4) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought in the Court of Chancery of the State of Delaware unless we consent in writing to an alternative forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

  Stockholder meetings

        Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by or at the direction of our board of directors. Our amended and restated bylaws allows the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

  No cumulative voting

        The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting. The absence of cumulative voting makes it more difficult for a minority stockholder to elect a director to our board.

  Delaware anti-takeover statute

        We have not opted out of, and therefore are subject to, Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        These provisions generally prohibit or delay the accomplishment of mergers, assets or stock sales or other takeover or change-in-control attempts that are not approved by a company's board of directors. Generally, a business combination includes a merger, an asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. We expect that Section 203 would have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. In such event, we would also anticipate that Section 203 could defer, delay or discourage offers or takeover attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

        The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the supermajority stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Corporate opportunity

        Our amended and restated certificate of incorporation provides that neither Freeman Spogli & Co. nor its affiliates have any duty to refrain from engaging directly or indirectly in a corporate opportunity in the same or similar lines of business in which we now engage or propose to engage. In addition, in the event that Freeman Spogli & Co. acquires knowledge of a potential transaction or other business or employee thereof, it shall not be liable to us nor to any of our stockholders (or any affiliates thereof) for breach of any fiduciary or other duty by engaging in any such activity and we waive and renounce any claim based on such activity. This provision applies even if the business opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so.

Indemnification

        We have agreed to indemnify each of our stockholders who have registration rights against certain liabilities in connection with a demand or piggyback registration of shares of our common stock, including under the Securities Act.

Market listing

        Our common stock trades on the NYSE under the symbol "BOOT."

Transfer agent and registrar

        The transfer agent and registrar for our common stock is ComputerShare Trust Company, N.A.

Registration Rights

        In addition to rights of sale under Rule 144, several of our existing stockholders will have registration rights in the event of an offering pursuant hereto which enable them to include their shares in a registration statement we file to allow for the resale of their shares to the public. In addition, in the event of an offering of common stock pursuant hereto, Freeman Spogli & Co. will be able to exercise one remaining demand registration right, which would require us to register for resale under the Securities Act its shares of common stock. If any registration rights are exercised, we will generally be responsible for all registration and offering expenses other than underwriter fees, discounts and commissions.

Description of Warrants

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

        We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our preferred stock, debt, common stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants

        The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

  •
  the title of the warrants;

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  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

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  the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

  •
  the maximum or minimum number of warrants which may be exercised at any time.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities or number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrants.

Description of Debt Securities and Guarantees

        We may issue debt securities in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, if any information contained in a prospectus supplement contradicts the information below, you should rely on information in the prospectus supplement.

        The debt securities will be governed by an "indenture" to be entered into by us, any guarantor and Wells Fargo Bank, National Association as trustee (the "trustee"). An indenture is a contract between us and a financial institution acting as trustee. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities under the indenture against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described below under "—Events of Default." Second, the trustee performs certain administrative duties for us.

        The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us, any guarantor and the trustee. We will issue the subordinated debt securities under a subordinated indenture between us, any guarantor and the trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indenture. Any debt securities issued by us may be guaranteed by one or more of our subsidiaries, each of which we refer to in this section as a guarantor. Unless otherwise specified in a prospectus supplement the debt securities will be direct unsecured obligations of Boot Barn.

        Because this section is a summary, it does not describe every aspect of the debt securities, the indenture, and any guarantee of any debt securities. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information," below, for information on how to obtain a copy of the indenture. In addition, most of the financial terms and other specific terms of any series of debt securities that we offer will be described in the applicable prospectus supplement.

General

        Each series of debt securities, unless specified otherwise in the prospectus supplement, will be unsecured obligations of Boot Barn. Any senior unsecured debt securities that we issue will rank equally with all other unsecured and unsubordinated indebtedness of us. Any subordinated debt securities that we issue will be expressly subordinated in right of payment to the prior payment in full of our senior indebtedness. In addition, unless otherwise specified in the applicable prospectus supplement, the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

        Any debt securities proposed to be sold under this prospectus and the attached prospectus supplement ("offered debt securities") and any debt securities issuable upon conversion or exchange of other offered securities ("underlying debt securities"), may be issued under the indenture in one or more series.

        You should read the prospectus supplement for the terms of the offered debt securities, including the following:

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  the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities of Boot Barn;

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  the total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series;

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  the price or prices at which Boot Barn will offer the debt securities;

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  if not the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

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  the date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable;

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  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

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  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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  if other than U.S. dollars, the currency or currencies of the debt securities;

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  whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more currencies, commodities, equity indices or other indices, and how these amounts will be determined;

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  the place or places, if any, other than or in addition to the corporate trust office of the trustee, of payment, transfer, conversion and/or exchange of the debt securities;

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  if the denominations in which the offered debt securities will be issued are other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof;

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  the applicability of defeasance provisions of the indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

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  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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  any changes or additions to the events of default or covenants contained in the indenture;

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  whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

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  the terms of any guarantees by any of our subsidiaries;

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  subordination provisions, if any, that will apply, to the extent different from those set forth below;

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  the form of note or other instrument representing the debt if not issued in book entry form; and

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  any other terms of the debt securities.

Covenants

        The supplemental indenture with respect to any particular series of debt securities may contain covenants including, without limitation, covenants restricting or limiting:

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  the incurrence of additional debt, including guarantees, by us and our subsidiaries;

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  the making of various payments, including dividends, by us and our subsidiaries;

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  our business activities and those of our subsidiaries;

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  the issuance of other securities by our subsidiaries;

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  asset dispositions;

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  sale-leaseback transactions;

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  transactions with affiliates;

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  a change of control;

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  the incurrence of liens; and

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  mergers and consolidations involving us and our subsidiaries.

        For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities, subject to the maximum offering amount under this prospectus.

        The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, with respect to one or more different series of indenture securities. See "—Resignation of Trustee," below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

        We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Methods of Calculating and Paying Interest on our Debt Securities

        Each series of our debt securities will bear interest at a fixed or variable rate per annum shown on the front cover of the prospectus supplement under which that series is issued.

Provisions Relating Only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. The senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries, except as to subsidiaries that guarantee the debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

        The subordinated debt securities will rank junior in right of payment to all of our senior indebtedness. Senior indebtedness will be defined to include all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. The debt will be structurally subordinated to all debt, including trade debt, of our subsidiaries, except as to subsidiaries that guarantee the debt.

        If the offered securities are subordinated debt securities, the supplemental indenture may provide that no cash payment of principal, interest and any premium on the subordinated debt securities may be made:

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  if we fail to pay when due any amounts on any senior indebtedness;

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  if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and

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  in other instances specified in the supplemental indenture.

Conversion or Exchange Rights

        If any series of our debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

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  the type of securities into which it may be converted or exchanged;

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  the conversion price or exchange ratio, or its method of calculation; and

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  how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, the following will be events of default with respect to any series of debt securities or guarantees:

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  default for 30 days in the payment when due of interest on the debt securities;

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  default in payment when due of the principal of or any premium on the debt securities;

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  default in the performance or breach of various covenants after applicable notice and/or grace period; and

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  various events of bankruptcy or insolvency with respect to us.

        The applicable prospectus supplement will describe any additional events of default.

        If an event of default occurs with respect to debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding, by a notice in writing to Boot Barn (and to the trustee if given by the holders), may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued interest on all of the debt securities of that series to be due and payable immediately, and the same (or specified portion thereof) shall become immediately due and payable. A declaration of default under the indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to the debt securities or such other payment obligations.

        At any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to Boot Barn and the trustee, may rescind such declaration and its consequences under the circumstances specified in the indenture.

        The indenture will provide that no such rescission shall affect any subsequent default or impair any right consequent thereon.

        With respect to the debt securities of any series, the holders of not less than a majority in principal amount of the debt securities of such series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that:

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  such direction shall not be in conflict with any rule of law or with the indenture;

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  the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction; and

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  the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of such series (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) not directing.

        No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

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  the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

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  the holders of not less than 25% in principal amount of the debt securities of that series then outstanding shall have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

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  such holder or holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

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  the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute any such proceeding; and

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  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of the debt securities of that series then outstanding.

        However, no holder of a debt security has the right under the indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of the same series.

        Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the indenture and as to any defaults.

Mergers, Consolidations and Certain Sale of Assets

        Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we may not:

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  consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

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  transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

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  the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

  •
  immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

    •
    we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Modification and Waiver

        Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that Boot Barn and the trustee may amend or supplement the indenture or the debt securities without notice to or the consent of any holder for clarification, corrections, and legal compliance purposes, including as follows:

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  to cure any ambiguity, defect or inconsistency;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to make any change that does not adversely affect the interests thereunder of any holder;

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  to qualify the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

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  to evidence the succession of another person to Boot Barn and that person's assumption of Boot Barn's covenants and obligations under the indenture;

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  to add to Boot Barn's covenants;

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  to add a guarantor; provided any such supplemental indenture may be signed by Boot Barn, the guarantor providing the guarantee, and the trustee;

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  to add any additional events of default;

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  to secure the debt securities;

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  to establish the form or terms of debt securities;

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  to evidence the appointment of a successor trustee under the indenture;

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  to close the indenture with respect to authentication and delivery of additional series of debt securities; or

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  to supplement the indenture in order to permit the defeasance and discharge of any series of debt securities.

        The indenture will provide that Boot Barn and the trustee may make modifications and amendments to the indenture, and waive past defaults, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debt securities in a series; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

  •
  change the stated maturity of the principal of, or any installment of interest on, any debt security;

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  reduce the principal amount of, or premium, if any, or interest on, any debt security;

  •
  reduce the amount of a debt security's principal that would be due and payable upon a declaration of acceleration, following a default:

  •
  change the place of payment of, the currency of payment of principal of, or premium, if any, or interest on, any debt security;

  •
  adversely affect any right to convert or exchange any debt security that is convertible or exchangeable; or

  •
  reduce or postpone any sinking fund or similar provision; or

  •
  reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify, or amend the indenture or waive a past default.

Governing Law; Jury Trial Waiver

        Any issued debt securities and the indenture will be governed by the laws of the state of New York. The indenture provides that Boot Barn, the guarantors and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture or the debt securities.

Concerning the Trustee

        The indenture will provide that Wells Fargo Bank, National Association will be the trustee under the indenture for any debt securities issued pursuant hereto, unless another trustee is appointed with respect to a particular series.

        The indenture will provide that, except during the continuance of an event of default or default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest as defined in the Trust Indenture Act, it must eliminate such conflict, apply to the Commission for permission to continue, or resign. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

        The indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of any issued series of debt securities and the provisions of the indenture or will be released from our obligations to comply with covenants relating to those debt securities as described above or in the applicable prospectus supplement, (which may include obligations concerning subordination of our subordinated debt securities) if, among other things:

  •
  we have irrevocably deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of interest and principal in respect of those monies and/or U.S. Government Obligations in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants delivered in writing to the trustee if U.S. Government Obligations are deposited) to pay the principal of, premium, if any, and interest, if any, on the series of debt securities on the stated maturity of such payments and any applicable sinking fund or analogous payments in accordance with the terms of the indenture and the debt securities;

  •
  such defeasance shall not result in a breach, or constitute a default, under the indenture or any other material agreement of Boot Barn;

  •
  we have delivered to the trustee either (i) an opinion of counsel to the effect that holders will not recognize additional income, gain or loss for U.S. federal income tax purposes as a result of Boot Barn's exercise of the defeasance or covenant defeasance, or (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

  •
  Boot Barn has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all the conditions precedent to full defeasance have been complied with.

        In the event we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to a series of debt securities and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default, however, we will remain liable for such payments.

        We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.

Resignation of Trustee

        The trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Guarantees

        The debt securities of any series that we issue may be guaranteed by one or more of our direct or indirect subsidiaries. However, the indentures governing our guaranteed debt securities will not require that any of our subsidiaries be a guarantor of any series of guaranteed debt securities. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. In the event we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of guaranteed debt securities, a description of some of the terms of the guarantees of those debt securities will be set forth in the applicable prospectus supplement, including any limitations that may be applicable to the guarantee due to other debt arrangements or otherwise. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.

        Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor's secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

        Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor's unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.

Global Securities

        We may issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. All debt securities represented by the same global security have the same terms.

        Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depository. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depository for all debt securities issued in book-entry form. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the global security for all purposes under the indenture.

        A global security may not be transferred to or registered in the name of anyone other than the depository or its nominee, unless special termination situations arise. As a result of these arrangements, the depository, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depository or with another institution that has an account with the depository. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depository, as well as general laws relating to securities transfers. The depository that holds the global security will be considered the holder of the debt securities represented by the global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depository's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depository's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depository in any way;

  •
  DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

  •
  financial institutions that participate in the depository's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

        Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities only in the following instances:

  •
  if the depository notifies us and the trustee that it is unwilling or unable to continue as depository for that global security;

  •
  if the depository ceases to be a clearing agency and we do not appoint another institution to act as depository within 90 days;

  •
  if we determine that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered; we discuss defaults above under "Events of Default."

        The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depository, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities. In connection with any proposed exchange of a certificated security for a global security, Boot Barn or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Payment and Paying Agent

        Unless specified otherwise in a prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and of interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities and all payments of principal may be received at such offices upon surrender of the debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of the debt securities. Unless specified otherwise in a prospectus supplement, we will maintain a paying agent for the debt securities in the continental United Stated at all times that payments are to be made in respect of the debt securities and, if and so long as the debt securities remain outstanding. The transferor of any security shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Description of Depository Shares

        We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depository shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depository shares will be deposited under a depository agreement between us and a bank or trust company that is selected by us, which we refer to as the "bank depository." Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred stock represented by the depository share. The depository share will be evidenced by depository receipts issued pursuant to the depository agreement. Depository receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        The forms of the depository agreement and the depository receipts relating to any particular issue of depository shares will be filed with the SEC each time we issue depository shares, and any prospectus supplement relating to any particular depository shares will describe, among other things, the following:

  •
  the material terms of the depository shares and of the underlying preferred stock;

  •
  the identity of the bank depository and the material terms of the depository agreement;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depository shares; and

  •
  any applicable material United States federal income tax considerations.

Selling Stockholders

        Information about selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

        All of the common stock currently held by the selling stockholders was issued and outstanding as of the date of the filing of the registration statement of which this prospectus is a part. Selling stockholders shall not sell any of our common stock pursuant to this prospectus until we have identified such selling stockholders, any relationship any selling stockholder has had with us in the three years prior to any such sale, the total number of shares held by each selling stockholder before and after the sale and the number of shares of common stock being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act.

Plan of Distribution

        We and/or selling stockholders may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any commissions paid to agents;

  •
  the terms of any arrangement entered into with any dealer or agent; and

  •
  any information about selling stockholders, if applicable.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We and/or selling stockholders may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We and/or selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we and/or selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or selling stockholders, if applicable, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Hedging Transactions

        In connection with distributions of the securities pursuant hereto, selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. Selling stockholders may also sell common stock short and redeliver the shares to close out such short positions. Selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

General Information

        We and/or selling stockholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us or selling stockholders in the ordinary course of their businesses.

Legal Matters

        The validity of the securities offered hereby has been passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. The validity of the guarantees of Sheplers, Inc. have been passed upon for us by Biggs Paul LLC with respect to matters of Kansas law. The validity of the guarantees of RCC Western Stores, Inc. have been passed upon for us by Gunderson, Palmer, Nelson & Ashmore, LLP with respect to matters of South Dakota law. Certain partners of Morgan, Lewis & Bockius LLP are limited partners in a partnership that is a limited partner of the Freeman Spogli & Co. investment fund that owns equity interests of us.

Experts

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended April 1, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

        We have filed with the SEC a registration statement on Form S-3 (including exhibits, schedules and amendments) under the Securities Act with respect to the securities offered pursuant hereto. This prospectus does not contain all the information set forth in the registration statement. For further information about us and the securities to be sold pursuant hereto, you should refer to the registration statement. Statements contained in this prospectus relating to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we encourage you to read in its entirety the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Whenever this prospectus refers to any contract, agreement or other document, you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement or document.

        You may read and copy all or any portion of the registration statement or any other information we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's website (http://www.sec.gov).

        We are subject to the information and periodic reporting requirements of the Exchange Act. Under the Exchange Act, we file annual, quarterly and current reports, as well as proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC's public reference room and the website of the SEC referred to above. We also maintain a website at www.bootbarn.com. You may access our periodic reports, proxy statements and other information free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except as expressly stated herein, the information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. See "Incorporation of Documents by Reference."

Incorporation of Certain Documents by Reference

        The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, until all of the securities that are part of this offering have been sold. The documents we have incorporated by reference are:

  •
  our Annual Report on Form 10-K for the fiscal year ended April 1, 2017, as filed with the SEC on June 7, 2017;

  •
  our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 20, 2017;

  •
  our Quarterly Report on Form 10-Q, for the fiscal quarter ended September 30, 2017, as filed with the SEC on November 6, 2017

  •
  our Quarterly Report on Form 10-Q, for the fiscal quarter ended July 1, 2017, as filed with the SEC on August 2, 2017;

  •
  our Current Report on Form 8-K, as filed with the SEC on August 31, 2017;

  •
  our Current Report on Form 8-K, as filed with the SEC on June 1, 2017 (except as otherwise provided therein);

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 28, 2014, including any amendment or report filed for the purpose of updating such description; and

  •
  all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-36711) after (i) the date of this registration statement and prior to its effectiveness and (ii) the date of this prospectus and before the completion of the offering contemplated hereby.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

        You may request, orally or in writing, a copy of any or all of the documents incorporated by reference herein. These documents will be provided to you at no cost, by contacting us at 15345 Barranca Parkway, Irvine, California, 92618, (949) 453-4400. In addition, copies of any or all of the documents incorporated by reference herein may be accessed at our website at www.investor.bootbarn.com. Other than the documents specifically set forth above, the information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

        We have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        You should read the information in this prospectus together with the information in the documents incorporated by reference.

$300,000,000

Boot Barn Holdings, Inc.

Common stock
Preferred Stock
Warrants
Debt Securities
Depository Shares

Prospectus

The date of this prospectus is                  , 2017

PART II

Information Not Required In Prospectus

Item 14.    Other Expenses Of Issuance And Distribution

        The following table sets forth the fees and expenses (other than the underwriting discount) payable by us in connection with the sale of the securities being registered.

Amount
SEC registration fee		$37,350
Printing and engraving expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent and registrar fees and expenses			*
Miscellaneous			*
Total	$		*

*
Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate that we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of directors and officers.

Boot Barn Holdings, Inc.

        As permitted by Section 102 of the Delaware General Corporation Law, or DGCL, Boot Barn's amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to Boot Barn or Boot Barn's stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be unavailable for liability:

  •
  for any breach of a duty of loyalty to Boot Barn or Boot Barn's stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper benefit.

        Boot Barn's amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by Boot Barn's stockholders of the amended and restated certificate of incorporation to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of Boot Barn's directors will be limited or eliminated to the fullest extent permitted by Delaware law.

        Section 145 of the DGCL authorizes a corporation's board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. Boot Barn's amended and restated bylaws further provide that Boot Barn must indemnify Boot Barn's directors and officers to the fullest extent permitted by Delaware law. The amended and restated bylaws also authorize Boot Barn to indemnify any of Boot Barn's employees or agents and permit Boot Barn to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

        In addition, Boot Barn's amended and restated bylaws provide that Boot Barn is required to advance expenses to Boot Barn's directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

        Boot Barn has entered into indemnification agreements with each of Boot Barn's directors and executive officers. These agreements, among other things, require Boot Barn to indemnify and advance expenses to each director and executive officer to the fullest extent permitted by Delaware law, the amended and restated certificate of incorporation and amended and restated bylaws, for expenses such as, among other things, attorneys' fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in Boot Barn's right, arising out of the person's services as Boot Barn's director or executive officer or as the director or executive officer of any subsidiary of Boot Barn or any other company or enterprise to which the person provides services at Boot Barn's request. Boot Barn also maintain directors' and officers' liability insurance.

        The SEC has taken the position that personal liability of directors for violation of the federal securities laws cannot be limited and that indemnification by Boot Barn for any such violation is unenforceable. The limitation of liability and indemnification provisions in Boot Barn's amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against Boot Barn's directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Boot Barn's directors and officers, even though an action, if successful, might benefit Boot Barn and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that Boot Barn pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Baskins Acquisition Holdings, LLC

        Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. This registrant's operating agreement provides that it is required to advance expenses to its members or directors as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the operating agreement are not exclusive. This registrant's operating agreement also authorizes the registrant to indemnify any of its employees or agents and permits the registrant to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity.

Boot Barn, Inc.

        As permitted by Section 102 of the DGCL, this registrant's certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to this registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be unavailable for liability:

  •
  for any breach of a duty of loyalty to this registrant or its stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper benefit.

        This registrant's certificate of incorporation also provides that if Delaware law is amended after the approval by its stockholders of the certificate of incorporation to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of this registrant's directors will be limited or eliminated to the fullest extent permitted by Delaware law.

        This registrant's certificate of incorporation further provides that, to the fullest extent permitted by Section 145 of the DGCL, as it may be amended from time to time, this registrant must indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL and any such indemnification will not be deemed exclusive of any other rights to which an indemnified person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors etc. and applies in both official and nonofficial capacities and continues to apply even if such person is no longer affiliated with this registrant.

        In addition, this registrant's amended bylaws provide that it may advance expenses to its directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

RCC Western Stores, Inc.

        Section 47-1A-851 of the South Dakota Business Corporation Act, or SDBCA, provides that a corporation may indemnify a director who is a party to a proceeding by reason of being a director, against liability incurred in the proceeding if the director:

  (1)
  Acted in good faith; and

  (2)
  Reasonably believed:

  (a)
  In the case of conduct in an official capacity, that the conduct was in the best interests of the corporation; and

  (b)
  In all other cases, that the conduct was at least not opposed to the best interests of the corporation; and

  (3)
  In the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

        A corporation may also, except as provided in Section 47-1A-851.1 of the SDBCA, indemnify a director who is a party to a proceeding against liability incurred in the proceeding if the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by subdivision 47-1A-202.1(5) of the SDBCA.

        A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subsection (2)(b) above.

        The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 47-1A-851 of the SDBCA.

        However, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 47-1A-851 of the

SDBCA; or in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

        The SDBCA further provides for the advancement of expenses incurred by a director who is a party to a proceeding by reasons of being a director and that a corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation.

        This registrant's amended bylaws provide that the registrant may, insofar as permitted by law, indemnify directors, officers, including former directors and officers, or any person who may have served at the registrant's request as a director or officer of another corporation in which the registrant owns shares or capital stock, or of which it is a creditor, against any liabilities in connection with being a director or officer of the registrant. The registrant's amended bylaws further provide that the rights conferred in its amended bylaws are not exclusive.

Sheplers Holding Corporation

        As permitted by Section 102 of the DGCL, this registrant's amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be unavailable for liability:

  •
  for any breach of a duty of loyalty to the registrant or its stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper benefit.

        Section 145 of the DGCL authorizes a corporation's board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. This registrant's amended and restated bylaws further provide that the registrant must indemnify its directors and officers to the fullest extent permitted by Delaware law. The amended and restated bylaws also authorize the registrant to indemnify any of its employees or agents and permit the registrant to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

        In addition, this registrant's amended and restated bylaws provide that the registrant is required to advance expenses to its directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

Sheplers, Inc.

        The amended and restated articles of incorporation of this registrant provide that it will indemnify its directors, officer, employees or agents and all other persons as provided in and to the full extent allowed by Section 17-6305 of the Kansas General Corporation Code in effect or as it may be amended.

        This registrant's amended and restated bylaws provide that the registrant must indemnify its directors and officers to the fullest extent permitted by Kansas law. The amended and restated bylaws also authorize the registrant to indemnify any of its employees or agents and permit the registrant to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

        In addition, this registrant's amended and restated bylaws further provide that the registrant is required to advance expenses to its directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

Item 16.    Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
2.1	Merger Agreement, dated May 29, 2015, by and among Boot Barn, Inc., Rodeo Acquisition Corp., Sheplers Holding Corporation and Gryphon Partners III, L.P.(1)
3.1	Second Amended and Restated Certificate of Incorporation of Boot Barn Holdings, Inc.(2)
3.2	Amended and Restated By-Laws of Boot Barn Holdings, Inc.(2)
3.3	Certificate of Formation of Baskins Acquisition Holdings, LLC**
3.4	Operating Agreement of Baskins Acquisition Holdings, LLC**
3.5	Certificate of Incorporation of Boot Barn, Inc.**
3.6	Amended By-Laws of Boot Barn, Inc.**
3.7	Restated Articles of Incorporation of RCC Western Stores, Inc.**
3.8	Amended By-Laws of RCC Western Stores, Inc.**
3.9	Third Amended and Restated Certificate of Incorporation of Sheplers Holding Corporation**
3.10	Amended and Restated By-Laws of Sheplers Holding Corporation**
3.11	Amended and Restated Articles of Incorporation of Sheplers, Inc.**
3.12	Amended and Restated By-Laws of Sheplers, Inc.**
4.1	Specimen common stock certificate(2)
4.2	Form of Senior or Subordinated Indenture**
4.3	Form of Senior Debt Security*
4.4	Form of Subordinated Debt Security*
4.5	Form of Certificate of Designation of Preferred Stock*
4.6	Form of Certificate for Preferred Stock*
4.7	Form of Warrant*
4.8	Form of Warrant Agreement*
4.9	Form of Depository Agreement*
4.10	Form of Depository Receipt*
5.1	Opinion of Morgan, Lewis & Bockius LLP**
5.2	Opinion of Biggs Paul LLC**

Exhibit Number	Description
5.3	Opinion of Gunderson, Palmer, Nelson & Ashmore, LLP**
12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges*
23.1	Consent of Deloitte & Touche LLP**
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)**
23.3	Consent of Biggs Paul LLC (included in Exhibit 5.2)**
23.4	Consent of Gunderson, Palmer, Nelson & Ashmore, LLP (included in Exhibit 5.3)**
24	Power of Attorney (included on the signature pages to the Registration Statement)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior or Subordinated Indenture under the Trust Indenture Act of 1939**

*
To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**
Filed herewith.

(1)
Incorporated by reference to our Current Report on Form 8-K filed on June 3, 2015.

(2)
Incorporated by reference to the same-numbered exhibit to Amendment No. 2 to Form S-1 (File No. 333-199008) filed by the Registrant with the SEC on October 20, 2014.

Item 17.    Undertakings

        (a)   The undersigned Registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that:

    Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 22, 2017.

BOOT BARN HOLDINGS, INC.
By:	/s/ JAMES G. CONROY James G. Conroy President, Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James G. Conroy and Gregory V. Hackman as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES G. CONROY James G. Conroy	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2017
/s/ GREGORY V. HACKMAN Gregory V. Hackman	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 22, 2017
/s/ GREG BETTINELLI Greg Bettinelli	Director	November 22, 2017
/s/ BRAD J. BRUTOCAO Brad J. Brutocao	Director	November 22, 2017

Signature	Title	Date

/s/ CHRISTIAN B. JOHNSON Christian B. Johnson	Director	November 22, 2017
/s/ BRENDA I. MORRIS Brenda I. Morris	Director	November 22, 2017
/s/ J. FREDRICK SIMMONS J. Fredrick Simmons	Director	November 22, 2017
/s/ PETER STARRETT Peter Starrett	Director	November 22, 2017

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 22, 2017.

BASKINS ACQUISITION HOLDINGS, LLC
By:	/s/ JAMES G. CONROY James G. Conroy President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James G. Conroy and Gregory V. Hackman as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES G. CONROY James G. Conroy	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2017
/s/ GREGORY V. HACKMAN Gregory V. Hackman	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 22, 2017

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 22, 2017.

BOOT BARN, INC.
By:	/s/ JAMES G. CONROY James G. Conroy President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James G. Conroy and Gregory V. Hackman as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES G. CONROY James G. Conroy	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2017
/s/ GREGORY V. HACKMAN Gregory V. Hackman	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 22, 2017
/s/ GREG BETTINELLI Greg Bettinelli	Director	November 22, 2017
/s/ BRAD J. BRUTOCAO Brad J. Brutocao	Director	November 22, 2017
/s/ CHRISTIAN B. JOHNSON Christian B. Johnson	Director	November 22, 2017
/s/ BRENDA I. MORRIS Brenda I. Morris	Director	November 22, 2017
/s/ J. FREDRICK SIMMONS J. Fredrick Simmons	Director	November 22, 2017
/s/ PETER STARRETT Peter Starrett	Director	November 22, 2017

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 22, 2017.

RCC WESTERN STORES, INC.
By:	/s/ JAMES G. CONROY James G. Conroy President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James G. Conroy and Gregory V. Hackman as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES G. CONROY James G. Conroy	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2017
/s/ GREGORY V. HACKMAN Gregory V. Hackman	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 22, 2017
/s/ GREG BETTINELLI Greg Bettinelli	Director	November 22, 2017
/s/ BRAD J. BRUTOCAO Brad J. Brutocao	Director	November 22, 2017
/s/ CHRISTIAN B. JOHNSON Christian B. Johnson	Director	November 22, 2017
/s/ J. FREDRICK SIMMONS J. Fredrick Simmons	Director	November 22, 2017
/s/ PETER STARRETT Peter Starrett	Director	November 22, 2017

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 22, 2017.

SHEPLERS HOLDING CORPORATION
By:	/s/ JAMES G. CONROY James G. Conroy President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James G. Conroy and Gregory V. Hackman as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES G. CONROY James G. Conroy	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2017
/s/ GREGORY V. HACKMAN Gregory V. Hackman	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 22, 2017

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 22, 2017.

SHEPLERS, INC.
By:	/s/ JAMES G. CONROY James G. Conroy President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James G. Conroy and Gregory V. Hackman as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES G. CONROY James G. Conroy	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2017
/s/ GREGORY V. HACKMAN Gregory V. Hackman	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 22, 2017